                           RESTRICTED STOCK AGREEMENT

         THIS AGREEMENT, made as of <<Date_of_Grant>>, by and between SAGA COMMUNICATIONS, INC., a Delaware corporation (the "Corporation"), and
<<Employee>> (the "Employee").

                               W I T N E S S E T H

         WHEREAS, the Employee is now employed by the Corporation or a subsidiary of the Corporation and the Corporation desires to have the Employee remain in such employment and to afford him the opportunity to acquire, or enlarge, his stock ownership in the Corporation so that the Employee may have a direct proprietary interest in the Corporation's success.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1.       GRANT OF RESTRICTED STOCK

                  The Corporation grants to the Employee, and the Employee accepts from the Corporation, <<Shares_Restricted_Stock>> shares of Class A Common Stock of the Corporation ("Restricted Stock") subject to the restrictions and terms contained in this Agreement and the Saga Communications, Inc. 2005 Incentive Compensation Plan (the "Plan"), as amended from time to time. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

         2.       RESTRICTIONS ON TRANSFERABILITY

                  Restricted Stock may not be transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Restricted Period specified in Section 4 below. Prior to the end of the Restricted Period, all rights with respect to Restricted Stock shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative. The shares of Restricted Stock will be held in book entry form under the name of the Plan and Employee will be listed as the beneficial owner of the Restricted Stock that has not been forfeited or lapsed and issued as provided in paragraphs 5 and 6 below. Employee shall have voting rights and shall be entitled to receive dividends and other distributions (provided, however, that dividends or other distributions paid in any form other than cash shall be subject to the same restrictions, forfeitability, terms and conditions as are applicable to the Restricted Stock until such time as the Restricted Period of the Restricted Stock with respect to which such distributions have been made, paid or declared, shall have lapsed).

         3.       CERTIFICATE LEGEND

                  a. Any certificate representing shares of Restricted Stock shall bear the following legend:

                           "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Saga Communications, Inc. 2005 Incentive Compensation Plan (the "Plan"), rules and administrative guidelines adopted pursuant to the Plan and an Agreement dated <<Date_of_Grant>>. A copy of the Plan, such rules and guidelines and such Agreement may be obtained from the Secretary of the Corporation."

                  b. In addition, if Employee is an affiliate of the Corporation, as such term is defined and interpreted under federal securities law, the certificate shall include the standard legend for "affiliate shares" and may only be transferred or sold in accordance with federal securities laws.

         4.       RESTRICTED PERIOD

                  The Restricted Period for portions of Restricted Stock granted under this Agreement shall lapse according to the following schedule:

                                           PORTION OF RESTRICTED STOCK FOR
ANNIVERSARIES OF DATE OF GRANT                WHICH RESTRICTIONS LAPSE
         March 1, 2006                                   20%
         March 1, 2007                                   20%
         March 1, 2008                                   20%
         March 1, 2009                                   20%
         March 1, 2010                                   20%

         Notwithstanding the foregoing schedule, the Restricted Period shall lapse with respect to all Restricted Stock upon the occurrence of a Change in Control of the Corporation, as defined in the Plan, or if the Committee determines that a Change in Control has occurred, if Employee is an "employee," as defined in the Plan, upon the occurrence or deemed occurrence of such Change in Control. With respect to any fractional shares resulting from the application of the 20% times the total amount of the Restricted Stock, such fractional shares shall cumulate and be distributed on the lapsing of the last Anniversary Date. If this is not possible, Employee will receive the cash value of any remaining fractional shares.

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

         5.       TERMINATION OF EMPLOYMENT

                  If the status of Employee as an "employee" as defined in the
Plan) of the Corporation terminates for any reason prior to the lapse of the Restricted Period, any shares of Restricted Stock as to which the Restricted Period has not yet lapsed shall be forfeited by Employee. Whether an authorized leave of absence or absence for military or government service shall constitute termination of employment shall be determined by the Committee authorized to administer the Plan; and such Committee shall determine whether a termination is with or without Cause, a voluntary retirement, or due to Disability. The term "subsidiary" as used in this Agreement shall mean any subsidiary of the Corporation as defined in Section 424(f) of the Code. The term "parent" as used in this Agreement shall mean any parent of the Corporation as defined in Section 424 of the Code.

         6.       ISSUANCE OF SHARES

                  Upon the lapse of the Restricted Period with respect to portions of Restricted Stock, Employee shall be entitled to (i) delivery of certificates representing shares of the common stock of the Corporation formerly restricted (and any applicable stock distributions) and to have removed from such certificates the legend required by Article 3a above, or, (ii) in the case of Restricted Stock Units, at the option of the Employee, payment of the equivalent cash value of such common stock. Transfer by the Corporation of such shares or payment of cash shall occur as promptly as practicable after the lapse of the relevant Restricted Period.

         7.       COMPLIANCE WITH LAW AND REGULATIONS

                  This Agreement and the obligation of the Corporation to deliver shares hereunder, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of stock prior to (a) the listing of such shares on any stock exchange in which the stock may then be listed and
(b) the completion of any registration or qualification of such shares under any Federal or State law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, the Corporation shall not be required to deliver shares if the transfer or the receipt of such shares of stock would be contrary to applicable law.

         8.       NOTICE

                  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address is so designated, all notices or communications by the Employee to the Corporation shall be mailed or delivered to the Corporation at its office at 73 Kercheval Avenue, Grosse Pointe Farms, MI 48236, Attention: Chief Financial Officer, and all notices or communications by the Corporation to the Employee may be given to the Employee personally or may be mailed to him or her at the address shown below his or her signature to this Agreement.

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

         9.       ADJUSTMENTS

                  The provisions of Article VI of the Plan are incorporated herein.

         10.      NO RIGHT TO CONTINUED EMPLOYMENT

                  This Agreement shall not confer upon Employee any right with respect to continuance of employment by the Corporation or any subsidiary or parent, nor shall it interfere in any way with the right of the Employee's employer to terminate his employment at any time.

         11.      EMPLOYEE BOUND BY PLAN

Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        SAGA COMMUNICATIONS, INC.

                                        By:_____________________________________
                                               Marcia K. Lobaito
                                               Sr. Vice President/Secretary

EMPLOYEE:

<<Employee>>

__________________________________
Signature

__________________________________
Social Security Number

<<Address_Line_1>>
<<City>>, <<State>> <<ZIP_Code>>

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